Exhibit 99.1

Sanders Morris Harris Group Reports First Quarter

Net Income from Continuing Operations of $0.07 Per Share

vs. Loss of $0.38 Per Share in `09 Period

HOUSTON, May 10, 2010 – Sanders Morris Harris Group Inc. (NASDAQ: SMHG) today reported first quarter net income from continuing operations of $1.9 million after-taxes, or $0.07 per share. Revenue was $47.1 million, up 31% from the year-earlier period. The Company recorded an after-tax loss from discontinued operations of $112,000 in the quarter.

The results compared to a loss from continuing operations of $10.5 million, or $0.38 per share, in the first quarter of 2009, which included non-cash after-tax goodwill and other intangible assets impairment charges of $9.5 million.

Client assets increased 5%, from $11.3 billion at December 31, 2009 to $11.8 billion at March 31, 2010, approximately one-half of which was net new client assets added in the quarter with the remainder of the growth coming from market appreciation.

Net income from continuing operations of $0.07 per share is after costs of $0.02 per share incurred in the expansion of the Edelman Financial business. That expansion is proceeding very successfully thus far, with the new offices in the New York City and northern New Jersey markets adding $53 million in client assets in the latest quarter.

“Edelman Financial is opening two offices in Chicago in June,” commented Ric Edelman, President of Sanders Morris Harris Group. “In August, we plan to open additional offices and add more advisors in Washington, D.C., Baltimore, and New York City. The growth in our current markets, particularly in the offices opened recently in metropolitan New York and the newer ones in the Delmarva area, has been significant. We added client assets at a somewhat greater than anticipated rate, and want to ensure that our infrastructure and staffing is in place well in advance of the flow of business. We have seen other companies struggle by growing too fast and we do not want to make that mistake. Therefore, we have decided to delay the opening of our Boston and Detroit offices until the first quarter of next year. That will give us time to augment and train our staff to support the surge in clients and assets that we have experienced in 2010.”

George Ball, Chairman and Chief Executive Officer, said, “The wealth management sector of the firm earned 104% more than it did a year ago, even after the expenses incurred in the Edelman Financial expansion. We are extremely pleased by the progress of the new Edelman offices, and by the gains made by our high net worth affiliates. Both did well. The results of our Concept Capital institutional services division were hurt by the slow trading volume and the time required for its newly affiliated Washington Research Group to gain its accustomed market share. However, we have confidence those businesses will recover well.”

As previously announced, Sanders Morris Harris Group is planning to spin-off its Concept Capital division into a new, separate broker-dealer. Filings to affect that transfer were made in April and are awaiting review by FINRA.

The Company also announced that during the first quarter it repurchased 367,798 shares of its common stock at an average price of $5.14, pursuant to its 2007 stock repurchase program which authorized the repurchase of up to one million shares.

Mr. Ball added, “It was pleasing to see our core wealth management business operate in line with, and a bit better than, our expectations. We think both the mass affluent and high net worth segments are well situated and – subject of course to market fluctuation – should continue to make good progress.”

Conference Call

The Company will host a conference call on Monday, May 10th to discuss first quarter 2010 financial and operational results. The call will begin at 9:00 a.m. Central Time, and is open to the public. To listen to the conference call, use U.S. dial-in number (800) 447-0521 or International dial-in number (847) 413-3238 and enter pass code 26940553. It is recommended that listeners phone in at least 10 minutes before the call is scheduled to begin to avoid delay. For those unable to listen to the live call, a replay of the conference call in its entirety will be available approximately two hours after its completion for 10 days by dialing (888) 843-8996 (U.S.) or (630) 652-3044 (International) and entering the pass code 26940553.

About Sanders Morris Harris Group

Sanders Morris Harris Group is a wealth management company that manages approximately $11.8 billion in client assets. Client assets include the gross value of assets under management directly or via outside managers and assets held in brokerage accounts for clients by outside clearing firms. Its corporate philosophy of investment in common aligns its interests with those of its clients. Sanders Morris Harris has 540 employees in 20 states. Additional information is available at www.smhgroup.com.

In addition to the historical information, this press release contains certain forward-looking statements under federal securities laws, including statements regarding Sanders Morris Harris Group’s expected future business prospects, revenue and income. These forward-looking statements are based upon current expectations and involve certain risks and uncertainties that could cause actual results to differ materially from any such statement. These risks and uncertainties, many of which are beyond the Company’s control, include but are not limited to (1) trading volume in the securities markets; (2) volatility of the securities markets and interest rates; (3) changes in regulatory requirements that could affect the demand for the Company’s services or the cost of doing business; (4) general economic conditions, both domestic and foreign, especially in the regions where the Company does business; (5) changes in the rate of inflation and related impact on securities markets; (6) competition from existing financial institutions and other new participants in the securities markets; (7) legal developments affecting the litigation experience of the securities industry; (8) successful implementation of technology solutions; (9) changes in valuations of the Company’s trading and warrant portfolios resulting from mark-to-market adjustments; (10) dependence on key personnel; (11) demand for the Company’s services; and (12) litigation and securities law liabilities. The Company does not undertake any obligation to publicly update or revise any forward-looking statements.

* * *

	Three Months Ended March 31,
	2010	2009
Revenue	$47,060	$35,858
Expenses	45,888	50,545

Net	1,172	(14,687)
Equity in income (loss) of limited partnerships	3,226	(498)

Income (loss) from continuing operations before income taxes	4,398	(15,185)
(Provision) benefit for income taxes	(1,240)	5,751

Income (loss) from continuing operations, net of income taxes	3,158	(9,434)
Loss from discontinued operations, net of income taxes of $72 and $1,553, respectively	(112)	(2,358)

Net income (loss)	3,046	(11,792)
Less: Net income attributable to the noncontrolling interest	(1,211)	(1,052)

Net income (loss) attributable to Sanders Morris Harris Group Inc.	$1,835	$(12,844)

Basic income (loss) per common share:
Continuing operations	$0.07	$(0.38)
Discontinued operations	(0.01)	(0.09)

Net income (loss)	$0.06	$(0.47)

Diluted income (loss) per common share:
Continuing operations	$0.07	$(0.38)
Discontinued operations	(0.01)	(0.09)

Net income (loss)	$0.06	$(0.47)

Weighted average shares outstanding:
Basic	29,915	27,567
Diluted	29,920	27,567

Amounts attributable to Sanders Morris Harris Group Inc. common shareholders:
Income (loss) from continuing operations, net of tax	$1,947	$(10,486)
Discontinued operations, net of tax	(112)	(2,358)

Net income (loss)	$1,835	$(12,844)

	Three Months Ended March 31, 2010
	Amount	Diluted EPS
2010 GAAP to Non-GAAP Reconciliation:
Income from continuing operations, net of tax, attributable to Sanders Morris Harris Group Inc.	$1,947	$0.07
Deduct:
Investment portfolio gains, net of tax	(2,719)	(0.09)

Net operating income	$(772)	$(0.02)

Weighted average shares outstanding:		29,920

	Three Months Ended March 31, 2009
	Amount	Diluted EPS
2009 GAAP to Non-GAAP Reconciliation:
Loss from continuing operations, net of tax, attributable to Sanders Morris Harris Group Inc.	$(10,486)	$(0.38)
Addback:
Goodwill and other intangible assets impairment charges, net of tax	9,516	0.34
Investment portfolio losses, net of tax	1,348	0.05

Net operating income	$378	$0.01

Weighted average shares outstanding:		27,567

Balance sheet data:
Cash and cash equivalents	$40,323
Other tangible net assets	77,828

Tangible net assets	$118,151

Sanders Morris Harris Group Inc. shareholders’ equity	$224,723

	Three Months Ended March 31,
	2010	2009
Revenue:
Wealth Management	$30,644	$21,336
Institutional Services:
Institutional brokerage	1,023	1,312
Prime brokerage services	13,178	14,440

Institutional Services Total	14,201	15,752
Corporate Support	2,215	(1,230)

Total	$47,060	$35,858

Income (loss) from continuing operations before equity in income (loss) of limited partnerships and income taxes:
Wealth Management	$8,508	$5,728
Institutional Services:
Institutional brokerage	(139)	(240)
Prime brokerage services	(630)	327

Institutional Services Total	(769)	87
Corporate Support	(6,567)	(20,502)

Total	$1,172	$(14,687)

Equity in income (loss) of limited partnerships:
Wealth Management	$721	$(748)
Institutional Services:
Institutional brokerage	—	—
Prime brokerage services	—	—

Institutional Services Total	—	—
Corporate Support	2,505	250

Total	$3,226	$(498)

Income (loss) from continuing operations before income taxes:
Wealth Management	$9,229	$4,980
Institutional Services:
Institutional brokerage	(139)	(240)
Prime brokerage services	(630)	327

Institutional Services Total	(769)	87
Corporate Support	(4,062)	(20,252)

Total	$4,398	$(15,185)

Net income attributable to the noncontrolling interest:
Wealth Management	$(1,211)	$(1,052)
Institutional Services:
Institutional brokerage	—	—
Prime brokerage services	—	—

Institutional Services Total	—	—
Corporate Support	—	—

Total	$(1,211)	$(1,052)